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                                                                    Exhibit 99-d





                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 11-K


                     ANNUAL REPORT PURSUANT TO SECTION 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                   For the fiscal year ended December 31, 1997



               NORDSON HOURLY-RATED EMPLOYEES' SAVINGS TRUST PLAN
                            (Full title of the Plan)



                               NORDSON CORPORATION
            (Name of issuer of securities held pursuant to the Plan)

                               28601 Clemens Road
                              Westlake, Ohio 44145
                     (Address of principal executive office)



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                In accordance with Rule 15d-21, the financial statements and exhibits required by Form 11-K with respect to the Plan will be filed as an amendment to the annual report within 180 days after the Plan's fiscal year end.




                                    Signature


                Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this annual report to be signed by the undersigned thereunto duly authorized.


                                  NORDSON CORPORATION






                             By:  /s/ Nicholas D. Pellecchia
                                  ------------------------------------------
                                      Nicholas D. Pellecchia
                                      Vice President, Finance and Controller
                                      Nordson Corporation



Date:  January 30, 1998